Tarsus Strengthens Financial Position and Refinances Existing Debt with $200 Million Non-dilutive Financing Commitment from Pharmakon IRVINE, Calif., April 23, 2024 (GLOBE NEWSWIRE) – Tarsus Pharmaceuticals, Inc. (NASDAQ: TARS), whose mission is to focus on unmet needs and apply proven science and new technology to revolutionize treatment for patients, starting with eye care, today announced that it has secured $200 million in committed capital from funds associated with Pharmakon Advisors, LP. Tarsus has elected to draw $75 million on the closing date, April 19, 2024, with the remaining $125 million of committed capital available at the company’s option in three tranches through specified time windows, the last ending in December 2025. Net proceeds to the Company at closing will be approximately $40 million following the repayment of the existing credit facility, as well as fees and expenses associated with the transaction. The new five-year interest-only credit facility with Pharmakon provides for three potential additional loan tranches, to be drawn at the Company’s option, in principal amounts up to $25 million, $50 million and $50 million, respectively, the latter two tranches available upon achievement of certain revenue thresholds. The credit facility bears interest at a floating rate based upon the secured overnight financing rate (SOFR), plus a margin of 6.75% per annum. SOFR is subject to a 3.75% floor. Interest on the funded loan is paid quarterly in arrears until April 19, 2029, the Maturity Date, with the unpaid principal amount of the outstanding loan due and payable on the Maturity Date. There is no warrant coverage to the lenders and no financial covenants associated with the financing. Pharmakon Advisors, LP is a leading investor in non-dilutive debt for the life sciences industry and is the investment manager of the BioPharma Credit funds. Established in 2009, funds managed by Pharmakon Advisors, LP have committed $7.8 billion across 51 investments. Armentum Partners served as Tarsus’ financial advisor on this transaction. Additional details on the agreement are filed in a Form 8-K with the Securities and Exchange Commission. About Tarsus Pharmaceuticals, Inc. Tarsus Pharmaceuticals, Inc. applies proven science and new technology to revolutionize treatment for patients, starting with eye care. Tarsus is advancing its pipeline to address several diseases with high unmet need across a range of therapeutic categories, including eye care, dermatology and infectious Exhibit 99.1 disease prevention. XDEMVY® (lotilaner ophthalmic solution) 0.25% is FDA approved in the United States for the treatment of Demodex blepharitis. Tarsus is also developing TP-03 as an investigational therapy for the treatment of Meibomian Gland Disease, TP-04 for the treatment of rosacea and TP-05 as an oral tablet for the prevention of Lyme disease, all of which are in Phase 2. Forward-Looking Statements Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include statements regarding Tarsus’ financial position, ability to maintain and access additional tranches of its credit facility, and future business development flexibility. The words, without limitation, “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these or similar identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. Further, there are other risks and uncertainties that could cause actual results to differ from those set forth in the forward-looking statement and they are detailed from time to time in the reports Tarsus files with the Securities and Exchange Commission, including Tarsus’ Form 10-K for the year ended December 31, 2023 filed on February 27, 2024, which Tarsus incorporates by reference into this press release, copies of which are posted on its website and are available from Tarsus without charge. However, new risk factors and uncertainties may emerge from time to time, and it is not possible to predict all risk factors and uncertainties. Accordingly, readers are cautioned not to place undue reliance on these forward- looking statements. Any forward-looking statements contained in this press release are based on the current expectations of Tarsus’ management team and speak only as of the date hereof, and Tarsus specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. Media Contact: Adrienne Kemp Sr. Director, Corporate Communications (949) 922-0801 akemp@tarsusrx.com Investor Contact: David Nakasone Head of Investor Relations (949) 620-3223 DNakasone@tarsusrx.com